Exhibit 99.1

BioTime Licenses Technology for Key Regulatory Gene Underlying Cancer and Stem Cell Reprogramming from The Wistar Institute

ALAMEDA, Calif.--(BUSINESS WIRE)--January 24, 2012--BioTime, Inc. (NYSE Amex:BTX) today announced that it has obtained an exclusive license from The Wistar Institute in Philadelphia, PA for technology related to a gene designated as SP100. Wistar Institute researchers have demonstrated pivotal roles for this gene in both cancer and stem cell biology. Scientists at BioTime’s subsidiaries OncoCyte Corporation and ReCyte Therapeutics plan to apply this technology in the development of innovative medical products for cancer and vascular diseases. In conjunction with the license agreement, BioTime has agreed to fund research at The Wistar Institute to advance the technology, and BioTime will receive certain rights to negotiate additional licenses for any technologies invented as a result of the research.

"It is rare to find a gene like SP100 that has such strategic importance in diverse fields of medicine like oncology and stem cell biology," said Michael West, Ph.D., BioTime's CEO. "The discovery of the role this gene plays in regulating cell aging, immortalization, the stem cell state, and cancer is both a reflection of the stature of Wistar Institute researchers as well as the power of modern medicine to uncover molecular mechanisms that have long escaped understanding."

Background

The licensed technology was invented at The Wistar Institute and described in an article published in 2010 in the journal Cancer Research. In the article, Wistar Institute scientists reported that when the SP100 gene is active, it has the potential to suppress the malignancy of tumor cells. In addition, they found that when the gene is artificially inactivated in normal human cells, it has the potential to revert the cells to an embryonic stem cell-like state.

Human embryonic stem (hES) cells are cells at very early stages of development and are capable of differentiating into all the cell types of the body. Moreover, hES cells possess the potential to replicate in tissue culture without limit. When normal cells in the body transform into cancer cells, they often acquire certain features resembling those of hES cells, including the ability to replicate indefinitely. However, in cancer cells, this replicative feature is typically uncontrolled. The SP100 technology that BioTime has licensed from The Wistar Institute relates to the use of SP100 to both “turn off” the cancerous characteristics of cells and to make cells from the body competent for reprogramming back into a stem cell state for use in regenerative medicine.

Cells that have been reprogrammed to a hES-like state are commonly referred to as induced pluripotent stem (iPS) cells and may have the capability, like hES cells, to generate all cell types of the body. iPS cells hold great promise as a means to produce specific mature cell types similar or identical to those of a patient’s own genetic background. This may permit the repair or replacement of a patient’s damaged tissues and organs without the risk of transplant rejection.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, culture media, and differentiation kits. BioTime's wholly owned subsidiary ES Cell International Pte. Ltd. has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for use in research. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure's OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-DxTM currently being developed for the detection of cancer in blood samples, therapeutic strategies using vascular progenitor cells engineered to destroy malignant tumors. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's newest subsidiary, LifeMap Sciences, Inc., is developing an online database of the complex cell lineages arising from stem cells to guide basic research and to market BioTime's research products. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low-temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, LifeMap Sciences, and ESI can be found on the web at www.biotimeinc.com.

About ReCyte Therapeutics

ReCyte Therapeutics, Inc. is a majority-owned privately-held subsidiary of BioTime, Inc. ReCyte Therapeutics is developing novel pluripotent stem cell-derived products for the regeneration, repair or protection of diseased or injured tissue, with a particular emphasis on age-related vascular and related disorders. Its product candidates are either cellular or acellular (cell-free), depending on the intended clinical indications, and address major unmet medical needs for effective treatments in areas such as coronary disease, heart failure, stroke, and ischemic injury. In one such application, ReCyte Therapeutics is employing its proprietary ReCyte™ induced pluripotent stem cell (iPS) reprogramming technology to reverse developmental aging of human cells. The renewed cells can be used to generate vascular and blood progenitor cells for treating a broad variety of disorders. ReCyte Therapeutics has already demonstrated consistent derivations of human endothelial progenitor cells from pluripotent embryonic stem cell lines under cGMP-compatible culture conditions that approach clinically relevant scale. ReCyte Therapeutics is also characterizing unique secreted products such as trophic factors and extracellular matrix derived from proprietary human embryonic progenitor cell lines. These products may be exploited as acellular therapeutics that can “instruct” normal tissue-resident stem cells in patients to regenerate or repair damaged tissues. Additional information on ReCyte Therapeutics can be found on the web at www.recytecorp.com.

About OncoCyte Corporation

OncoCyte Corporation is a majority-owned privately-held subsidiary of BioTime, Inc. OncoCyte's mission is to develop novel products for the diagnosis and treatment of cancer based on embryonic stem cell-derived technology in order to improve both the quality and length of life of cancer patients. OncoCyte's molecular diagnostics division is developing products that should provide for earlier detection and more effective treatment of numerous cancers. In addition to its diagnostic product line, OncoCyte is developing cellular therapies to treat cancer based on the unique biology of vascular precursor cells. The goal of OncoCyte's therapeutic research efforts is to derive vascular cells that can be engineered to deliver a toxic payload to the developing blood vessels of a malignant tumor to destroy the tumor without killing nearby normal tissues in the body. Additional information on OncoCyte can be found on the web at www.oncocyte.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Peter Garcia, 510-521-3390 ext. 367
Chief Financial Officer
or
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com